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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of U.S. Restaurant Properties, Inc. on Forms S-3 (Registration Nos. 333-34263 and 333-66371) of our reports dated March 9, 2001 appearing in this Annual Report on Form 10-K of U.S. Restaurant Properties, Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Dallas, Texas
March 9, 2001